Exhibit 3.1

Secretary of State Page 1 of 4 Wyoming Secretary of State Herschler Bldg East, Ste.100 & 101 Cheyenne, WY 82002 - 0020 Ph. 307 - 777 - 7311 For Office Use Only WY Secretary of State FILED: Jan 4 2024 1:13PM Original ID: 2024 - 001387072 Profit Corporation Articles of Incorporation I. The name of the profit corporation is: DeltaSoft Corp. II. The name and physical address of the registered agent of the profit corporation is: Wyoming Registered Agent 1621 Central Ave Cheyenne, WY 82001 Ill. The mailing address of the profit corporation is: 1621 Central Ave Cheyenne, WY 82001 IV. The principal office address of the profit corporation is: 1621 Central Ave Cheyenne, WY 82001 V. The number, par value, and class of shares the profit corporation will have the authority to issue are: $0.0010 Common Par Value: Number of Common Shares: 75,000,000 $0.0000 Preferred Par Value: Number of Preferred Shares: 0 VI. The name and address of each incorporator is as follows: Wyoming Registered Agent 1621 Central Ave, Cheyenne WY 82001 Signature: Rose Garcia Rose Garcia Date: 01/04/2024 Print Name: Title: Assistant Secretary Email: info@wyomingregisteredagent.com Daytime Phone#: (307) 637 - 5151

Secretary of State Page 2 of 4 Wyoming Secretary of State Herschler Bldg East, Ste.100 & 101 Cheyenne, WY 82002 - 0020 Ph. 307 - 777 - 7311 0 I am the person whose signature appears on the filing; that I am authorized to file these documents on behalf of the business entity to which they pertain; and that the information I am submitting is true and correct to the best of my knowledge. 0 I am filing in accordance with the provisions of the Wyoming Business Corporation Act, (W.S. 17 - 16 - 101 through 17 - 16 - 1804) and Registered Offices and Agents Act (W.S. 17 - 28 - 101 through 17 - 28 - 111). 0 I understand that the information submitted electronically by me will be used to generate Articles of Incorporation that will be filed with the Wyoming Secretary of State. 0 I intend and agree that the electronic submission of the information set forth herein constitutes my signature for this filing. 0 I have conducted the appropriate name searches to ensure compliance with W.S. 17 - 16 - 401. 0 I affirm, under penalty of perjury, that I have received actual, express permission from each of the following incorporators to add them to this business filing: Wyoming Registered Agent 0 I consent on behalf of the business entity to accept electronic service of process at the email address provided with Article IV, Principal Office Address, under the circumstances specified in W.S. 17 - 28 - 104(e). Notice Regarding False Filings: Filing a false document could result in criminal penalty and prosecution pursuant to W.S. 6 - 5 - 308. W.S. 6 - 5 - 308. Penalty for filing false document. (a) A person commits a felony punishable by imprisonment for not more than two (2) years, a fine of not more than two thousand dollars ($2,000.00), or both, if he files with the secretary of state and willfully or knowingly: (i) Falsifies, conceals or covers up by any trick, scheme or device a material fact; (ii) Makes any materially false, fictitious or fraudulent statement or representation; or (iii) Makes or uses any false writing or document knowing the same to contain any materially false, fictitious or fraudulent statement or entry. 0 I acknowledge having read W.S. 6 - 5 - 308. Filer is: D An Individual 0 An Organization The Wyoming Secretary of State requires a natural person to sign on behalf of a business entity acting as an incorporator, organizer, or partner. The following individual is signing on behalf of all Organizers, lncorporators, or Partners. Filer Information: By submitting this form I agree and accept this electronic filing as legal submission of my Articles of Incorporation. Signature: Print Name: Title: Email: Daytime Phone#: Rose Garcia Rose Garcia Assistant Secretary info@wyomingregisteredagent.com (307) 637 - 5151 Date: 01/04/2024

Secretary of State Page 3 of 4 Wyoming Secretary of State Herschler Bldg East, Ste.100 & 101 Cheyenne, WY 82002 - 0020 Ph. 307 - 777 - 7311 Consent to Appointment by Registered Agent Wyoming Registered Agent, whose registered office is located at 1621 Central Ave, Cheyenne, WY 82001, voluntarily consented to serve as the registered agent for DeltaSoft Corp. and has certified they are in compliance with the requirements of W.S. 17 - 28 - 101 through W.S. 17 - 28 - 111. I have obtained a signed and dated statement by the registered agent in which they voluntarily consent to appointment for this entity. Signature: Rose Garcia Rose Garcia Date: 01/04/2024 Print Name: Title: Assistant Secretary Email: info@wyomingregisteredagent.com Daytime Phone#: (307) 637 - 5151

STATE OF WYOMING Office of the Secretary of State Page 4 of 4 I, CHUCK GRAY, Secretary of State of the State of Wyoming, do hereby certify that the filing requirements for the issuance of this certificate have been fulfilled. CERTIFICATE OF INCORPORATION DeltaSoft Corp. I have affixed hereto the Great Seal of the State of Wyoming and duly executed this official certificate at Cheyenne, Wyoming on this 4th day of January, 2024 at 1:13 PM. Remainder intentionally left blank. Filed Date: 01/04/2024 Secretary of State Filed Online By: Rose Garcia on 01/04/2024